PIONEER POWER SOLUTIONS, INC. 10-K

EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

Pioneer Power Solutions, Inc.

Fort Lee, New Jersey

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-249569) and Form S-8 (No. 333-196903) of Pioneer Power Solutions, Inc. of our report dated March 30, 2021, relating to the consolidated financial statements, which appears in this Form 10-K.

/s/ BDO USA, LLP

New York, NY

March 30, 2021